                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 2059


                                 FORM 8-K
                              CURRENT REPORT

                     Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported):
                         September 15, 1998

                           RIDDELL SPORTS INC.

            (Exact Name of Registrant as Specified in Charter)

Delaware                    0-19298               22-2890400
------------------       ----------------    -------------------
(State or Other          (Commission         IRS Employer
Jurisdiction of           File Number)       Identification No.)


      900 Third Avenue, 27th Floor, New York, New York 10022
     (Address of Principal Executive Offices) (Zip Code)



Registrant's telephone number, including area code (212) 826 4300

                                   N/A
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      (Former Name or Former Address, if Changed Since Last Report)



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Item 5.   OTHER EVENTS

RECENT DEVELOPMENTS

     On September 15, 1998 the Company and Umbro International, Inc. ("Umbro") entered into a letter of intent for the Company or one of its subsidiaries to sell soccer apparel, footwear, equipment and accessories bearing the Umbroregistered trademark trademark on an exclusive basis in the team channel in the
United States. Concurrently, Signal Apparel Company ("Signal") and Umbro signed a letter of intent for Signal to sell on an exclusive basis in the United States branded channel (generally speaking, retail stores) soccer style apparel, footwear, equipment and accessories bearing the Umbro brand. Signal and Riddell have agreed in principal to share certain marketing, promotional and other expenses and to work together in marketing the Umbro soccer line in the United states. Signal is the Company's licensee for certain categories of Riddell apparel.

     No assurances are given that the Company will enter into definitive agreements with Umbro or Signal pursuant to which the Company will become Umbro's licensee of soccer products in the team channel or that if such agreements are entered into the Company will be successful in marketing such licensed products and achieving the economic benefits that management expects.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  EXHIBITS

     20.1 Press Release dated September 15, 1998 of Riddell Sports Inc. announcing a Letter of Intent for Umbro License.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                        RIDDELL SPORTS INC.

DATED:    September 17, 1998            By:  /s/ Lisa Marroni
                                        -------------------------
                                        Lisa Marroni
                                        Vice President